Exhibit 99.1

TripAdvisor Reports Third Quarter 2016 Financial Results

NEEDHAM, MA, November 8, 2016 — TripAdvisor, Inc. (NASDAQ: TRIP) today announced financial results for the third quarter ended September 30, 2016.

“In the third quarter, content and community grew quickly off of massive bases and we continued improving our products and our platform,” said Steve Kaufer, President and Chief Executive Officer of TripAdvisor. “We are focused on building for the long-term, delivering the best end-to-end user experience in travel and creating more value for partners in our marketplace.”

Third Quarter 2016 Financial Summary

	Three months ended September 30,
(In millions, except percentages and per share amounts)	2016	2015	% Change
Total Revenue	$421	$415	1%
Hotel	$320	$340	(6)%
Non-Hotel	$101	$75	35%

GAAP Net Income	$55	$74	(26)%

Total Adjusted EBITDA (1)	$114	$130	(12)%
Hotel	$99	$121	(18)%
Non-Hotel	$15	$9	67%

Non-GAAP Net Income (1)	$78	$78	0%

Diluted Earnings per Share:
GAAP	$0.37	$0.51	(27)%
Non-GAAP (1)	$0.53	$0.53	0%

Cash flow (used in) from operating activities	$(87)	$10	(970)%
Free cash flow (1)	$(108)	$(29)	(272)%
(1)

“Adjusted EBITDA”, “Non-GAAP Net Income,” Non-GAAP Diluted Earnings per Share,” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”).  Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measure.

Chief Financial Officer Ernst Teunissen added, “Revenue growth rates improved throughout the third quarter after withstanding some significant headwinds during the first half of this year. This improvement was evident in the U.S, where Click-based and transaction revenue per hotel shopper growth improved throughout the quarter and was positive towards the end of the quarter. We continue to invest for long-term growth.”

Third Quarter 2016 Summary

•	Revenue was $421 million, an increase of 1% year-over-year (an increase of approximately 3% on a constant currency basis).
•	GAAP Net Income was $55 million, a decrease of 26% year-over-year, or $0.37 per diluted share.
•	Adjusted EBITDA was $114 million, a decrease of 12% year-over-year (a decrease of approximately 9% on a constant currency basis).
•	Non-GAAP net income was $78 million, or $0.53 per diluted share.
•	Cash flow used in operations was $87 million and Free cash flow was negative $108 million.
•	Average monthly unique visitors reached 390 million*, up 11% year-over-year.
•

User reviews and opinions grew nearly 50% year-over-year and reached 435 million at September 30, 2016, covering approximately 1,050,000 hotels and accommodations, 830,000 vacation rentals, 4.2 million restaurants and 730,000 attractions and experiences.

Third Quarter 2016 Other Financial Highlights

Revenue for the third quarter of 2016 was $421 million, an increase of $6 million, or 1% year-over-year (an increase of approximately 3% on a constant currency basis).

	Three months ended September 30,
(In millions, except percentages)	2016	2015	% Change
Revenue by Source:
TripAdvisor-branded click-based and transaction (1)	$206	$228	(10)%
TripAdvisor-branded display-based advertising and subscription (2)	73	72	1%
Other hotel revenue (3)	41	40	3%
Non-Hotel	101	75	35%
Total Revenue	$421	$415	1%

Revenue by Geography (% of total revenue):
North America	56%	53%
EMEA	32%	33%
APAC	9%	10%
LATAM	3%	4%

(1)	Consists of click-based advertising revenue, from TripAdvisor-branded websites, as well as transaction-based revenue from instant booking.
(2)	Includes revenue from display-based advertising and subscription-based hotel advertising revenue on TripAdvisor-branded sites, as well as content licensing with third party sites.
(3)	Includes revenue from non-TripAdvisor branded websites, including click-based advertising revenue, display-based advertising revenue and room reservations sold through these websites.

Cash and cash equivalents, short and long term marketable securities were $756 million as of September 30, 2016, an increase of $58 million from December 31, 2015.

Long-term debt was $20 million as of September 30, 2016, which reflects net repayments of $180 million since December 31, 2015 against our 2015 credit facility outstanding borrowings.

Short-term debt was $76 million as of September 30, 2016, an increase of $75 million from December 31, 2015, as the Company entered into a new revolving credit facility (“2016 credit facility”) and subsequently borrowed $73 million during the three months ended September 30, 2016.

Cash flow provided by operating activities was negative $87 million for the third quarter of 2016, a decrease of $97 million from the third quarter of 2015, driven primarily by the seasonality and timing of customer receipts, income tax payments, vendor payments and deferred merchant payables.

Employees - TripAdvisor had 3,400 employees as of September 30, 2016, compared to 3,350 at June 30, 2016 and 3,000 employees at September 30, 2015.

Conference Call

TripAdvisor posted prepared remarks, supplemental financial information and an investor presentation on the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com. TripAdvisor will host a conference call tomorrow, November 9, 2016, at 8:30 a.m., Eastern Time, to discuss TripAdvisor’s third quarter 2016 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 91064719) until November 16, 2016 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor
TripAdvisor® is the world's largest travel site**, enabling travelers to unleash the potential of every trip. TripAdvisor offers trusted advice from real travelers and a wide variety of travel choices and planning features with seamless links to booking tools that check hundreds of websites to find the best hotel prices. TripAdvisor branded sites make up the largest travel community in the world, reaching 390 million average monthly unique visitors, and reached 435 million reviews and opinions covering 6.8 million accommodations, restaurants and attractions. The site operates in 48 markets worldwide. TripAdvisor: Know better, Book better and Go better.

TripAdvisor® (NASDAQ:TRIP), through its subsidiaries, manages and operates websites under 24 other travel media brands: www.airfarewatchdog.com, www.bookingbuddy.com, www.citymaps.com, www.cruisecritic.com, www.familyvacationcritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, www.iens.nl, www.besttables.com and www.dimmi.com.au), www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.housetrip.com, www.independenttraveler.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.travelpod.com, www.tripbod.com, www.vacationhomerentals.com, www.viator.com, and www.virtualtourist.com.

*Source: TripAdvisor log files, average monthly unique visitors, Q3 2016

**Source: comScore Media Metrix for TripAdvisor Sites, worldwide, July 2016

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016 (2)	September 30, 2015	September 30, 2016	September 30, 2015
Revenue	$421	$391	$415	$1,164	$1,183

Costs and expenses:
Cost of revenue	19	20	16	55	46
Selling and marketing (1)	210	202	197	584	546
Technology and content (1)	62	63	54	185	152
General and administrative (1)	38	34	37	110	114
Depreciation	18	17	13	51	42
Amortization of intangible assets	8	8	10	23	26
Total costs and expenses	355	344	327	1,008	926
Operating income	66	47	88	156	257
Total other income (expense), net	(3)	(3)	10	(10)	8
Income before income taxes	63	44	98	146	265
Provision for income taxes	(8)	(10)	(24)	(27)	(70)
Net income	$55	$34	$74	$119	$195

Earnings per share attributable to common stockholders:
Basic	$0.38	$0.23	$0.51	$0.82	$1.35
Diluted	$0.37	$0.23	$0.51	$0.81	$1.34

Weighted average common shares outstanding:
Basic	146	146	144	146	144
Diluted	147	147	146	147	146

(1) Includes stock-based compensation expense as follows:

Selling and marketing	$5	$5	$4	$15	$12
Technology and content	$11	$11	$8	$30	$20
General and administrative	$6	$7	$7	$19	$20

(2) In the third quarter of 2016, the Company early adopted Accounting Standards Update (“ASU”) 2016-09, Compensation – Stock Compensation (Topic 718):  Improvements to Employee Share-Based Payment Accounting.  The three months ended June 30, 2016 results have been adjusted to reflect the adoption of ASU 2016-09.  This impact was not material and resulted in no change to net income or earnings per share for this period.

TripAdvisor, Inc.

Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$611	$614
Short-term marketable securities	116	47
Accounts receivable, net of allowance for doubtful accounts of $9 and $6, respectively	221	180
Prepaid expenses and other current assets	18	24
Total current assets	966	865
Long-term marketable securities	29	37
Property and equipment, net of accumulated depreciation of $137 and $88, respectively	262	247
Intangible assets, net of accumulated amortization of $77 and $52, respectively	178	176
Goodwill	744	732
Deferred income taxes, net	44	25
Other long-term assets	54	46
TOTAL ASSETS	$2,277	$2,128

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11	$10
Deferred merchant payables	152	105
Deferred revenue	69	64
Current portion of debt	76	1
Taxes payable	16	9
Accrued expenses and other current liabilities	126	123
Total current liabilities	450	312
Deferred income taxes, net	20	15
Other long-term liabilities	207	189
Long-term debt	20	200
Total Liabilities	697	716

Stockholders’ equity:
Preferred stock, $0.001 par value	-	-
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	-	-
Authorized shares: 1,600,000,000
Shares issued: 134,565,714 and 133,836,242, respectively
Shares outstanding: 132,822,184 and 132,443,111, respectively
Class B common stock, $0.001 par value	-	-
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	808	741
Retained earnings	944	826
Accumulated other comprehensive loss	(59)	(63)
Treasury stock-common stock, at cost, 1,743,530 and 1,393,131 shares, respectively	(113)	(92)
Total Stockholders’ Equity	1,580	1,412
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,277	$2,128

TripAdvisor, Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Operating activities:
Net income	$55	$34	$74	$119	$195
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	18	17	13	51	42
Amortization of intangible assets	8	8	10	23	26
Stock-based compensation expense	22	23	19	64	52
Gain on sale of business	-	-	(17)	-	(17)
Deferred tax (benefit) expense	(9)	(7)	(5)	(14)	3
Other, net	5	-	7	5	7
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions	(186)	163	(91)	29	31
Net cash (used in) provided by operating activities (1)	(87)	238	10	277	339

Investing activities:
Capital expenditures, including internal-use software and website development	(21)	(19)	(39)	(57)	(93)
Acquisitions, net of cash acquired	(24)	2	-	(23)	(29)
Proceeds from sale of business, net of cash sold	-	-	22	-	22
Purchases of marketable securities	(47)	(82)	(58)	(145)	(150)
Sales of marketable securities	22	7	27	62	72
Maturities of marketable securities	5	5	30	22	52
Net cash used in investing activities	(65)	(87)	(18)	(141)	(126)

Financing activities:
Repurchase of common stock	(9)	(11)	-	(21)	-
Proceeds from Chinese credit facilities	2	-	-	2	4
Payments to Chinese credit facilities	-	-	-	-	(41)
Principal payments on 2011 credit facility	-	-	-	-	(300)
Proceeds from 2015 credit facility, net of financing costs	10		-	10	287
Payments to 2015 credit facility	(81)	(19)	-	(190)	-
Proceeds from 2016 credit facility, net of financing costs	73	-	-	73	-
Proceeds from exercise of stock options	3	1	-	6	10
Payment of withholding taxes on net share settlements of equity awards	(1)	(2)	(3)	(13)	(66)
Other financing activities, net	-	-	1	-	13
Net cash used in financing activities (1)	(3)	(31)	(2)	(133)	(93)
Effect of exchange rate changes on cash and cash equivalents	-	(7)	(6)	(6)	(8)
Net (decrease) increase in cash and cash equivalents	(155)	113	(16)	(3)	112
Cash and cash equivalents at beginning of period	766	653	583	614	455
Cash and cash equivalents at end of period	$611	$766	$567	$611	$567
(1)

In the third quarter of 2016, the Company early adopted Accounting Standards Update (“ASU”) 2016-09, Compensation – Stock Compensation (Topic 718):  Improvements to Employee Share-Based Payment Accounting, which eliminates the requirement to reclassify excess tax benefits related to stock-based compensation from operating to financing activities in the condensed consolidated statement of cash flows.  The retrospective application to prior periods resulted in a $2 million, $32 million, and $1 million increase in cash flows provided by operating activities during the three and nine months ended September 30, 2015 and the three months ended June 30, 2016, respectively, and a corresponding increase in cash flows used in financing activities.

TripAdvisor, Inc.

Segment Results

(in millions, except percentages)

(Unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	Q / Q Growth	Y / Y Growth
Revenue:
Hotel	$320	$316	$340	1%	(6)%
Non-Hotel	101	75	75	35%	35%
Total revenue	$421	$391	$415	8%	1%
Adjusted EBITDA (1):
Hotel	$99	$105	$121	(6)%	(18)%
Non-Hotel	15	(10)	9	250%	67%
Total Adjusted EBITDA	$114	$95	$130	20%	(12)%
Adjusted EBITDA Margin (1):
Hotel	31%	33%	36%
Non-Hotel	15%	(13)%	12%
Total Adjusted EBITDA Margin	27%	24%	31%

Net Income (2)	$55	$34	$74
Net Income Margin	13%	9%	18%

	Nine Months Ended		YTD/YTD
	September 30, 2016	September 30, 2015	Growth
Revenue:
Hotel	$939	$1,003	(6)%
Non-Hotel	225	180	25%
Total revenue	$1,164	$1,183	(2)%
Adjusted EBITDA (1):
Hotel	$309	$377	(18)%
Non-Hotel	(15)	2	(850)%
Total Adjusted EBITDA	$294	$379	(22)%
Adjusted EBITDA Margin (1):
Hotel	33%	38%
Non-Hotel	(7)%	1%
Total Adjusted EBITDA Margin	25%	32%

Net Income (2)	$119	$195
Net Income Margin	10%	16%

(1)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(2)	The Company does not calculate or report net income by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call or webcast, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare TripAdvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

TripAdvisor defines “Adjusted EBITDA” as Net Income (loss) plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including amortization of internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation and other stock-settled obligations; (6) goodwill, long-lived assets and intangible asset impairments; and (7) other non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate the operating performance of our business, as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense, or cash requirements necessary to service interest or principal payments on our debt;
•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

TripAdvisor defines “non-GAAP net income” as GAAP Net Income excluding, net of their related tax effects: (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) certain gains, losses, and other expenses that we do not believe are indicative of our ongoing operating results; (4) goodwill, long-lived assets and intangible asset impairments and (5) other non-recurring expenses and income. We believe non-GAAP net income is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance.

TripAdvisor defines “non-GAAP net income per diluted share”, or non-GAAP Diluted EPS, as non-GAAP net income divided by GAAP diluted shares. We believe non-GAAP Diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. During the second quarter of 2016, the Company began calculating non-GAAP net income per diluted share using GAAP diluted shares determined under the treasury stock method. This change did not have a material effect on our previously reported non-GAAP EPS calculations in prior periods.

Non-GAAP net income and non-GAAP Diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income does not include all items that affect our net income and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate Free Cash Flow along with the unaudited condensed consolidated statements of cash flows.

TripAdvisor calculates our foreign exchange effect of revenue or, “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the effects of foreign exchange on revenue by translating actual revenue for the current year three months ended using the prior period exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

TripAdvisor calculates our foreign exchange effect of Adjusted EBITDA or, “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the effects of foreign exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Reconciliation of GAAP Net Income to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (5)	$55	$34	$74	$119	$195
Add: Provision for income taxes (5)	8	10	24	27	70
Add: Other expense (income), net	3	3	(10)	10	(8)
Add: Depreciation and amortization of intangible assets	26	25	23	74	68
Add: Stock-based compensation (5)	22	23	19	64	52
Add: Other non-recurring expenses	-	-	-	-	2
Adjusted EBITDA (Non-GAAP)	$114	$95	$130	$294	$379

Revenue (GAAP)	$421	$391	$415	$1,164	$1,183

Net Income margin (GAAP)	13%	9%	18%	10%	16%
Adjusted EBITDA margin (Non-GAAP) (1)	27%	24%	31%	25%	32%

Reconciliation from GAAP Net Income and GAAP Net Income per diluted share to Non-GAAP net income and Non-GAAP net income per diluted share:
GAAP Net Income (5)	$55	$34	$74	$119	$195
Add: Stock-based compensation expense (5)	22	23	19	64	52
Add: Amortization of intangible assets	8	8	10	23	26
Add: Other non-recurring expenses	-	-	-	-	2
Subtract: Gain on sale of business	-	-	17	-	17
Subtract: Income tax effect of Non-GAAP adjustments (2) (5)	7	9	8	22	23
Non-GAAP net income	$78	$56	$78	$184	$235

GAAP diluted shares	147	147	146	147	146

GAAP Net Income per diluted share	$0.37	$0.23	$0.51	$0.81	$1.34
Non-GAAP net income per diluted share (3)	0.53	0.38	0.53	1.25	1.61

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash (used in) provided by operating activities (GAAP) (6)	$(87)	$238	$10	$277	$339
Subtract: Capital expenditures	21	19	39	57	93
Free cash flow (Non-GAAP) (6)	$(108)	$219	$(29)	$220	$246

Revenue Before Effects of Foreign Exchange:
Total Revenue (GAAP)	$421		$415
Effects of foreign exchange	6
Non-GAAP revenue before effects of foreign exchange	$427
Year/Year Growth (4)	3%

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Adjusted EBITDA Before Effects of Foreign Exchange:
Adjusted EBITDA	$114		$130
Effects of foreign exchange	4
Adjusted EBITDA before effects of foreign exchange	$118
Year/Year Growth (4)	(9)%

(1)	The Company defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(2)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense for the periods presented.

(3)

The Company defines “non-GAAP net income per diluted share” as non-GAAP net income divided by GAAP diluted shares. During the second quarter of 2016, the Company began calculating non-GAAP net income per diluted share using GAAP diluted shares determined under the treasury stock method. All historical periods have been conformed to the current calculation method. This change did not have a material effect on our previously reported non-GAAP net income per diluted share calculations in any prior period.

(4)

Represents constant currency growth, as a percentage, which is calculated by determining the change in current period revenues and Adjusted EBITDA over prior period revenues and Adjusted EBITDA, where current period figures are translated using prior period exchange rates.

(5)

In the third quarter of 2016, the Company early adopted Accounting Standards Update (“ASU”) 2016-09, Compensation – Stock Compensation (Topic 718):  Improvements to Employee Share-Based Payment Accounting.  The three months ended June 30, 2016 results have been adjusted to reflect the adoption of ASU 2016-09.  This impact was not material and resulted in no change to net income or earnings per share for this period.

(6)

In the third quarter of 2016, the Company early adopted Accounting Standards Update (“ASU”) 2016-09, Compensation – Stock Compensation (Topic 718):  Improvements to Employee Share-Based Payment Accounting, which eliminates the requirement to reclassify excess tax benefits related to stock-based compensation from operating to financing activities in the condensed consolidated statement of cash flows.  The retrospective application to prior periods resulted in a $2 million, $32 million, and $1 million increase in cash flows provided by operating activities during the three and nine months ended September 30, 2015 and the three months ended June 30, 2016, respectively, and a corresponding increase in cash flows used in financing activities.  In addition, this resulted in an increase in free cash flow of $2 million, $32 million, and $1 million during the three and nine months ended September 30, 2015 and the three months ended June 30, 2016, respectively.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and the Company’s prospects as a comprehensive destination for hotels, attractions, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors (781) 800.7848 ir@tripadvisor.com	Media (781) 800.5061 uspr@tripadvisor.com